                                                                  EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

The Board of Directors of
ML Life Insurance Company of New York:

We have audited the accompanying balance sheets of ML Life Insurance Company of New York (the "Company"), a wholly owned subsidiary of Merrill Lynch Insurance Group, Inc., as of December 31, 2003 and 2002, and the related statements of earnings, comprehensive income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, in 2004 the Company changed its method of accounting for stock-based compensation to conform to SFAS 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, and retroactively, restated the 2003, 2002 and 2001 financial statements.

Deloitte & Touche, LLP
New York, New York

March 1, 2004 (May 4, 2004 as to Note 2)

ML LIFE INSURANCE COMPANY OF NEW YORK
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

BALANCE SHEETS
AS OF DECEMBER 31, 2003 AND 2002
(Dollars in thousands, except common stock par value and shares)

                                                                                  2003 (1)         2002 (1)
                                                                                ------------     ------------
ASSETS

INVESTMENTS:
    Fixed maturity securities, at estimated fair value
        (amortized cost: 2003 - $177,770 ; 2002 - $161,708)                     $    182,182     $    165,467
    Equity securities, at estimated fair value
        (cost: 2003 - $0; 2002 - $5,896)                                                   -            5,625
    Policy loans on insurance contracts                                               80,992           86,603
                                                                                ------------     ------------

        Total Investments                                                            263,174          257,695

CASH AND CASH EQUIVALENTS                                                             12,338           23,092
ACCRUED INVESTMENT INCOME                                                              4,332            4,845
DEFERRED POLICY ACQUISITION COSTS                                                     25,035           27,522
FEDERAL INCOME TAXES - CURRENT                                                             -            1,628
OTHER ASSETS                                                                           3,648            4,143
SEPARATE ACCOUNTS ASSETS                                                             943,233          810,384
                                                                                ------------     ------------

TOTAL ASSETS                                                                    $  1,251,760     $  1,129,309
                                                                                ============     ============

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.                      (Continued)

ML LIFE INSURANCE COMPANY OF NEW YORK
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

BALANCE SHEETS (Continued)
AS OF DECEMBER 31, 2003 AND 2002
(Dollars in thousands, except common stock par value and shares)

                                                                                  2003 (1)         2002 (1)
                                                                                ------------     ------------
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
    POLICYHOLDER LIABILITIES AND ACCRUALS:
        Policyholders' account balances                                         $    216,197     $    232,908
        Claims and claims settlement expenses                                          4,071            3,289
                                                                                ------------     ------------
                     Total policyholder liabilities and accruals                     220,268          236,197

    OTHER POLICYHOLDER FUNDS                                                           2,114              787
    FEDERAL INCOME TAXES - DEFERRED                                                    4,698            6,890
    FEDERAL INCOME TAXES - CURRENT                                                       965                -
    AFFILIATED PAYABLES - NET                                                          2,837            2,470
    OTHER LIABILITIES                                                                     28              498
    SEPARATE ACCOUNTS LIABILITIES                                                    943,233          810,384
                                                                                ------------     ------------

                     Total Liabilities                                             1,174,143        1,057,226
                                                                                ------------     ------------

STOCKHOLDER'S EQUITY:
    Common stock, $10 par value - 220,000 shares
        authorized, issued and outstanding                                             2,200            2,200
    Additional paid-in capital                                                        52,310           52,310
    Retained earnings                                                                 21,756           17,384
    Accumulated other comprehensive income                                             1,351              189
                                                                                ------------     ------------
                     Total Stockholder's Equity                                       77,617           72,083
                                                                                ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                      $  1,251,760     $  1,129,309
                                                                                ============     ============

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.

ML LIFE INSURANCE COMPANY OF NEW YORK
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

STATEMENTS OF EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in thousands)

                                                                               2003 (1)          2002 (1)          2001 (1)
                                                                             ------------      ------------      ------------
REVENUES:

    Policy charge revenue                                                    $     16,388      $     17,963      $     18,723
    Net investment income                                                          12,775            14,583            15,870
    Net realized investment gains (losses)                                            633            (3,158)           (2,477)
                                                                             ------------      ------------      ------------

                  Total Revenues                                                   29,796            29,388            32,116
                                                                             ------------      ------------      ------------

BENEFITS AND EXPENSES:
    Interest credited to policyholders' account balances                            9,756            10,610            10,925
    Policy benefits (net of reinsurance recoveries: 2003 - $705;
       2002 - $959; 2001 - $648)                                                    4,027             4,486             3,050
    Reinsurance premium ceded                                                       1,577             1,748             1,947
    Amortization of deferred policy acquisition costs                               4,810             5,467             3,500
    Insurance expenses and taxes                                                    3,562             3,402             4,921
                                                                             ------------      ------------      ------------

                  Total Benefits and Expenses                                      23,732            25,713            24,343
                                                                             ------------      ------------      ------------

                  Net Earnings Before Federal Income Tax Provision                  6,064             3,675             7,773
                                                                             ------------      ------------      ------------

FEDERAL INCOME TAX PROVISION (BENEFIT):
    Current                                                                         4,510            (2,856)            1,209
    Deferred                                                                       (2,818)            3,423             2,302
                                                                             ------------      ------------      ------------

                  Total Federal Income Tax Provision                                1,692               567             3,511
                                                                             ------------      ------------      ------------

NET EARNINGS                                                                 $      4,372      $      3,108      $      4,262
                                                                             ============      ============      ============

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.

ML LIFE INSURANCE COMPANY OF NEW YORK
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in thousands)

                                                                                      2003 (1)        2002 (1)        2001(1)
                                                                                     ----------      ----------      ----------
NET EARNINGS                                                                         $    4,372      $    3,108      $    4,262
                                                                                     ----------      ----------      ----------
OTHER COMPREHENSIVE INCOME:

    Net unrealized gains on available-for-sale securities:
       Net unrealized holding gains (losses) arising during the period                    1,245            (237)            936
       Reclassification adjustment for (gains) losses included in net earnings             (321)          3,160           2,238
                                                                                     ----------      ----------      ----------

       Net unrealized gains on investment securities                                        924           2,923           3,174

       Adjustments for:
              Policyholder liabilities                                                      864            (880)           (228)
              Deferred federal income taxes                                                (626)           (715)         (1,031)
                                                                                     ----------      ----------      ----------

    Total other comprehensive income, net of tax                                          1,162           1,328           1,915
                                                                                     ----------      ----------      ----------

COMPREHENSIVE INCOME                                                                 $    5,534      $    4,436      $    6,177
                                                                                     ==========      ==========      ==========

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.

ML LIFE INSURANCE COMPANY OF NEW YORK
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in thousands)

                                                                              Accumulated
                                                     Additional                  other            Total
                                            Common    paid-in     Retained    comprehensive   stockholder's
                                             stock    capital    earnings(1)  income (loss)     equity (1)
                                            -------  ----------  -----------  -------------   -------------
BALANCE, JANUARY 1, 2001                    $ 2,200  $   52,310  $   10,014   $      (3,054)  $      61,470

    Net earnings                                                      4,262                           4,262
    Other comprehensive income, net of tax                                            1,915           1,915
                                            -------  ----------  ----------   -------------   -------------

BALANCE, DECEMBER 31, 2001                    2,200      52,310      14,276          (1,139)         67,647

    Net earnings                                                      3,108                           3,108
    Other comprehensive income, net of tax                                            1,328           1,328
                                            -------  ----------  ----------   -------------   -------------

BALANCE, DECEMBER 31, 2002                    2,200      52,310      17,384             189          72,083

    Net earnings                                                      4,372                           4,372
    Other comprehensive income, net of tax                                            1,162           1,162
                                            -------  ----------  ----------   -------------   -------------

BALANCE, DECEMBER 31, 2003                  $ 2,200  $   52,310  $   21,756   $       1,351   $      77,617
                                            =======  ==========  ==========   =============   =============

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.

ML LIFE INSURANCE COMPANY OF NEW YORK
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in thousands)

                                                                                      2003 (1)        2002 (1)        2001(1)
                                                                                     ----------      ----------      ----------
Cash Flows From Operating Activities:
   Net earnings                                                                      $    4,372      $    3,108      $    4,262
   Noncash items included in earnings:
      Amortization of deferred policy acquisition costs                                   4,810           5,467           3,500
      Capitalization of policy acquisition costs                                         (2,323)         (2,074)         (4,220)
      Amortization of investments                                                           689             837             307
      Interest credited to policyholders' account balances                                9,756          10,610          10,925
      Provision (benefit) for deferred Federal income tax                                (2,818)          3,423           2,302
   (Increase) decrease in operating assets:
      Accrued investment income                                                             513            (197)            (27)
      Federal income taxes - current                                                      1,628          (1,628)            129
      Other                                                                                 495               6           1,928
   Increase (decrease) in operating liabilities:
      Claims and claims settlement expenses                                                 782            (820)           (829)
      Other policyholder funds                                                            1,327            (338)            139
      Federal income taxes - current                                                        965            (194)            194
      Affiliated payables - net                                                             367           1,710            (366)
      Other                                                                                (470)           (483)         (1,198)
   Other operating activities:
      Net realized investment (gains) losses (excluding gains on cash and
        cash equivalents)                                                                  (633)          3,158           2,478
                                                                                     ----------      ----------      ----------

        Net cash and cash equivalents provided by operating activities                   19,460          22,585          19,524
                                                                                     ----------      ----------      ----------

Cash Flow From Investing Activities:
   Proceeds from (payments for):
      Sales of available-for-sale securities                                             38,922          32,338          24,345
      Maturities of available-for-sale securities                                        60,331          24,996          31,446
      Purchases of available-for-sale securities                                       (109,475)        (74,117)        (52,428)
      Policy loans on insurance contracts                                                 5,611           6,364          (2,600)
                                                                                     ----------      ----------      ----------
        Net cash and cash equivalents provided by (used in) investing activities         (4,611)        (10,419)            763
                                                                                     ----------      ----------      ----------

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.                      (Continued)

ML LIFE INSURANCE COMPANY OF NEW YORK
(a wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in thousands)

                                                                                      2003 (1)        2002 (1)        2001 (1)
                                                                                     ----------      ----------      ----------
Cash Flows From Financing Activities:
   Proceeds from (payments for):
      Policyholder deposits (excludes internal policy replacement deposits)              57,372          62,927         107,009
      Policyholder withdrawals (including transfers to/from separate accounts)          (82,975)        (72,525)       (126,286)
                                                                                     ----------      ----------      ----------

       Net cash and cash equivalents used in financing activities                       (25,603)         (9,598)        (19,277)
                                                                                     ----------      ----------      ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (10,754)          2,568           1,010

CASH AND CASH EQUIVALENTS:
    Beginning of year                                                                    23,092          20,524          19,514
                                                                                     ----------      ----------      ----------

    End of year                                                                      $   12,338      $   23,092      $   20,524
                                                                                     ==========      ==========      ==========

Supplementary Disclosure of Cash Flow Information:
    Cash paid to (received from) affiliates for:
       Federal income taxes                                                          $    1,917      $   (1,034)     $      886
       Interest                                                                              18              11              64

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.

ML LIFE INSURANCE COMPANY OF NEW YORK
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

NOTES TO FINANCIAL STATEMENTS
(Dollars in thousands)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS: ML Life Insurance Company of New York (the "Company") is a wholly owned subsidiary of Merrill Lynch Insurance Group, Inc. ("MLIG"). The Company is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch & Co."). The Company is domiciled in the State of New York.

      The Company sells non-participating annuity products, including variable annuities, modified guaranteed annuities and immediate annuities. The Company is licensed to sell insurance and annuities in nine states; however, it currently limits its marketing activities to the State of New York. The Company markets its products solely through the retail network of Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("MLPF&S"), a wholly owned broker-dealer subsidiary of Merrill Lynch & Co.

      BASIS OF REPORTING: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and prevailing industry practices, both of which require management to make estimates that affect the reported amounts and disclosure of contingencies in the financial statements. Actual results could differ from those estimates.

      The significant accounting policies and related judgements underlying the Company's financial statements are summarized below. In applying these policies, management makes subjective and complex judgements that frequently require estimates about matters that are inherently uncertain.

      For the purpose of reporting cashflows, cash and cash equivalents include cash on hand and on deposit and short-term investments with original maturities of three months or less.

      Certain reclassifications and format changes have been made to prior year amounts to conform to the current year presentation.

      REVENUE RECOGNITION: Revenues for variable annuity contracts consist of policy charges for i) mortality and expense risks, ii) certain benefit guarantees selected by the contract owner, iii) administration fees, iv) annual contract maintenance charges, and v) withdrawal charges assessed on contracts surrendered during the withdrawal charge period.

      Revenues for variable life insurance contracts consist of policy charges for i) mortality and expense risks, ii) cost of insurance fees, iii) amortization of deferred sales charges, and iv) withdrawal charges assessed on contracts surrendered during the withdrawal charge period. The Company does not currently manufacture variable life insurance contracts.

      Revenues for interest-sensitive annuity contracts (market value adjusted annuities and immediate annuities) and interest-sensitive life insurance contracts (single premium whole life insurance, which is not currently marketed) consist of i) investment income, ii) gains (losses) on the sale of invested assets, and iii) withdrawal charges assessed on contracts surrendered during the withdrawal charge period.

      INVESTMENTS: The Company's investments in fixed maturity and equity securities are classified as available-for-sale and are carried at estimated fair value with unrealized gains and losses included in stockholder's equity as a component of accumulated other comprehensive income, net of tax. If management determines that a decline in the value of an available-for-sale security is other-than-temporary, the carrying value is adjusted to estimated fair value and the decline in value is recorded as a net realized investment loss. Management makes this determination through a series of discussions with the Company's portfolio managers and credit analysts, as well as information obtained from external sources (i.e. company announcements, ratings agency announcements, or news wire services). The factors that give rise to potential impairments include, but are not limited to, i) certain credit-related events such as default of principal or interest payments, ii) bankruptcy of issuer, and iii) certain security restructurings. In the absence of a readily ascertainable market value, the estimated fair value on these securities represents management's estimate of the security's ultimate recovery value. Management bases this determination on the most recent information available.

      For fixed maturity securities, premiums are amortized to the earlier of the call or maturity date, discounts are accreted to the maturity date, and interest income is accrued daily. For equity securities, dividends are recognized on the ex-dividend date. Realized gains and losses on the sale or maturity of investments are determined on the basis of specific identification. Investment transactions are recorded on the trade date.

      Certain fixed maturity securities are considered non-investment grade. The Company defines non-investment grade fixed maturity securities as unsecured debt obligations that have a rating equivalent to Standard and Poor's (or similar rating agency) BB+ or lower.

      Policy loans on insurance contracts are stated at unpaid principal balances.

      DEFERRED POLICY ACQUISITION COSTS: Certain policy acquisition costs for life and annuity contracts are deferred and amortized based on the estimated future gross profits for each group of contracts. These future gross profit estimates are subject to periodic evaluation by the Company, with necessary revisions applied against amortization to date. The impact of these revisions on cumulative amortization is recorded as a charge or credit to current operations. It is reasonably possible that estimates of future gross profits could be reduced in the future, resulting in a material reduction in the carrying amount of deferred policy acquisition costs.

      Policy acquisition costs are principally commissions and a portion of certain other expenses relating to policy acquisition, underwriting and issuance that are primarily related to and vary with the production of new business. Insurance expenses and taxes reported in the Statements of Earnings are net of amounts deferred. Policy acquisition costs can also arise from the acquisition or reinsurance of existing inforce policies from other insurers. These costs include ceding commissions and professional fees related to the reinsurance assumed. The deferred costs are amortized in proportion to the estimated future gross profits over the anticipated life of the acquired insurance contracts utilizing an interest methodology.

      During 1990, the Company entered into an assumption reinsurance agreement with an unaffiliated insurer. The acquisition costs relating to this agreement are being amortized over a twenty-five year period using an effective interest rate of 7.5%. This reinsurance agreement provided for payment of contingent ceding commissions, for a ten year period, based upon the persistency and mortality experience of the insurance contracts assumed. Payments made for contingent ceding commissions were capitalized and amortized using an identical methodology as that used for the initial acquisition costs. The following is a reconciliation of the acquisition costs related to this reinsurance agreement for the years ended December 31:

                                           2003            2002            2001
                                        ----------      ----------      ----------
Beginning balance                       $    9,703      $   11,341      $   12,765
Capitalized amounts                              -               -              17
Interest accrued                               728             851             957
Amortization                                (1,601)         (2,489)         (2,398)
                                        ----------      ----------      ----------
Ending balance                          $    8,830      $    9,703      $   11,341
                                        ==========      ==========      ==========

      The following table presents the expected amortization, net of interest accrued, of these deferred acquisition costs over the next five years. Amortization may be adjusted based on periodic evaluation of the expected gross profits on the reinsured policies.

2004             $600
2005             $646
2006             $738
2007             $726
2008             $718

      SEPARATE ACCOUNTS: Assets and liabilities of Separate Accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract owners, are shown as separate captions in the Balance Sheets. Separate Accounts are established in conformity with New York State Insurance Law and are generally not chargeable with liabilities that arise from any other business of the Company. Separate Accounts assets may be subject to general claims of the Company only to the extent the value of such assets exceeds Separate Accounts liabilities.

      Net investment income and net realized and unrealized gains (losses) attributable to Separate Accounts assets accrue directly to the contract owner and are not reported as revenue in the Company's Statements of Earnings.

      POLICYHOLDERS' ACCOUNT BALANCES: Liabilities for the Company's universal life type contracts, including its life insurance and annuity products, are equal to the full accumulation value of such contracts as of the valuation date plus deficiency reserves for certain products. Interest-crediting rates for the Company's fixed-rate products are as follows:

Interest-sensitive life products                                    4.00%
Interest-sensitive deferred annuities                               3.00% - 7.40%
Immediate annuities                                                 3.00% - 8.80%

      These rates may be changed at the option of the Company after initial guaranteed rates expire, unless contracts are subject to minimum interest rate guarantees.

      CLAIMS AND CLAIMS SETTLEMENT EXPENSES: Liabilities for claims and claims settlement expenses equal the death benefit (plus accrued interest) for claims that have been reported to the Company but have not settled and an estimate, based upon prior experience, for unreported claims. Additionally, the Company has established a mortality benefit accrual for its variable annuity products.

      INCOME TAXES: The results of operations of the Company are included in the consolidated Federal income tax return of Merrill Lynch & Co. The Company has entered into a tax-sharing agreement with Merrill Lynch & Co. whereby the Company will calculate its current tax provision based on its operations. Under the agreement, the Company periodically remits to Merrill Lynch & Co. its current Federal income tax liability.

      The Company uses the asset and liability method in providing income taxes on all transactions that have been recognized in the financial statements. The asset and liability method requires that deferred taxes be adjusted to reflect the tax rates at which future taxable amounts will likely be settled or realized. The effects of tax rate changes on future deferred tax liabilities and deferred tax assets, as well as other changes in income tax laws, are recognized in net earnings in the period during which such changes are enacted. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. See Note 4 to the financial statements for further information.

      The Company is generally subject to taxes on premiums and, in substantially all states, is exempt from state income taxes.

      ACCOUNTING PRONOUNCEMENTS: On April 30, 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statements of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Financial Statements.

      On July 7, 2003, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts. The SOP provides guidance on accounting and reporting by insurance companies for certain nontraditional long-duration contracts and for separate accounts. The SOP is effective for financial statements for the Company beginning in 2004. The SOP requires the establishment of a liability for contracts that contain death or other insurance benefits using a specified reserve methodology that is different from the methodology that the Company currently employs. The adoption of SOP 03-1 will approximately result in a $3.0 million increase in policyholder liabilities and a corresponding pre-tax charge to earnings. The adoption of SOP 03-1 is considered a change in accounting principle.

      In November of 2003, the Emerging Issues Task Force ("EITF") reached a consensus on Issue 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, as it relates to disclosures for SFAS 115 securities. In addition to the disclosures already required by SFAS 115, EITF Issue 03-01 requires both quantitative and qualitative disclosures for marketable equity and debt securities. The new disclosure requirements are required to be applied to financial statements for fiscal years ending after December 15, 2003. See Note 3 to the Financial Statements for these disclosures.

NOTE 2. OTHER EVENTS

      Effective for the first quarter of 2004, Merrill Lynch & Co. adopted the fair value method of accounting for stock-based compensation under SFAS 123, Accounting for Stock-Based Compensation, using the retroactive restatement method described in SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure. Under the fair value recognition provisions of SFAS 123, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period. The adoption of the fair value method of accounting by Merrill Lynch & Co. resulted in additional allocated compensation expense to the Company. The December 31, 2003 and December 31, 2002 Balance Sheets have been restated for the allocation of these expenses. Accordingly, the December 31, 2003 Balance Sheet reflects a $127 decrease in current federal income taxes payable, a $377 increase in net affiliated payables, and a $250 decrease in retained earnings. The December 31, 2002 Balance Sheet reflects a $124 increase in current federal income taxes receivable, a $367 increase in net affiliated payables, and a $243 decrease in retained earnings.

      For the years ended December 31, 2003, 2002, and 2001, $10 ($7 after-tax), $66 ($43 after-tax), and $101 ($67 after-tax), respectively, of additional compensation expense was recorded. This expense is reported as a component of insurance expenses and taxes in the Statements of Earnings.

      In addition, Note 5, Note 7, and Note 10 to the Financial Statements have been restated accordingly.

NOTE 3. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial instruments are carried at fair value or amounts that approximate fair value. The carrying value of financial instruments as of December 31 were:

                                                                                    2003             2002
                                                                                ------------     ------------
Assets:
    Fixed maturity securities (1)                                               $    182,182     $    165,467
    Equity securities (1)                                                                  -            5,625
    Policy loans on insurance contracts (2)                                           80,992           86,603
    Cash and cash equivalents (3)                                                     12,338           23,092
    Separate Accounts assets (4)                                                     943,233          810,384
                                                                                ------------     ------------
Total financial instruments                                                     $  1,218,745     $  1,091,171
                                                                                ============     ============

(1) For publicly traded securities, the estimated fair value is determined using quoted market prices. For securities without a readily ascertainable market value, the Company utilizes pricing services and broker quotes. Such estimated fair values do not necessarily represent the values for which these securities could have been sold at the dates of the balance sheets. At December 31, 2003 and 2002, securities without a readily ascertainable market value, having an amortized cost of $21,702 and $20,353, had an estimated fair value of $22,580 and $18,844, respectively.

(2) The Company estimates the fair value of policy loans as equal to the book value of the loans. Policy loans are fully collateralized by the account value of the associated insurance contracts, and the spread between the policy loan interest rate and the interest rate credited to the account value held as collateral is fixed.

(3) The estimated fair value of cash and cash equivalents approximates the carrying value.

(4) Assets held in Separate Accounts are carried at the net asset value provided by the fund managers.

NOTE 4. INVESTMENTS

      The amortized cost and estimated fair value of investments in fixed maturity securities and equity securities as of December 31 were:

                                                                        2003
                                               -------------------------------------------------------
                                                                Gross          Gross        Estimated
                                               Amortized      Unrealized     Unrealized       Fair
                                                  Cost          Gains          Losses         Value
                                               ----------     ----------     ----------     ----------
Fixed maturity securities:
        Corporate debt securities              $  158,415     $    4,420     $    1,082     $  161,753
        U.S. Government and agencies               15,049            748              -         15,797
        Foreign governments                         3,005            248              2          3,251
        Mortgage-backed securities                  1,301             90             10          1,381
                                               ----------     ----------     ----------     ----------

           Total fixed maturity securities     $  177,770     $    5,506     $    1,094     $  182,182
                                               ==========     ==========     ==========     ==========

                                                                        2002
                                               -------------------------------------------------------
                                                 Cost /         Gross          Gross        Estimated
                                               Amortized      Unrealized     Unrealized        Fair
                                                  Cost          Gains          Losses          Value
                                               ----------     ----------     ----------     ----------
Fixed maturity securities:
        Corporate debt securities              $  137,726     $    4,582     $    2,542     $  139,766
        U.S. Government and agencies               20,054          1,329              -         21,383
        Foreign governments                         2,008            205              -          2,213
        Mortgage-backed securities                  1,920            185              -          2,105
                                               ----------     ----------     ----------     ----------

           Total fixed maturity securities     $  161,708     $    6,301     $    2,542     $  165,467
                                               ==========     ==========     ==========     ==========

Equity securities:
        Non-redeemable preferred stocks        $    5,896     $       35     $      306     $    5,625
                                               ==========     ==========     ==========     ==========

      Estimated fair value and gross unrealized losses by length of time that certain fixed maturity securities have been in a continuous unrealized loss position at December 31, 2003 were:

                                                 Less than 12 Months           More than 12 Months                  Total
                                              -------------------------     -------------------------     -------------------------
                                              Estimated      Unrealized     Estimated      Unrealized     Estimated      Unrealized
                                              Fair Value       Losses       Fair Value       Losses       Fair Value       Losses
                                              ----------     ----------     ----------     ----------     ----------     ----------
Fixed Maturity Securities:
     Corporate debt securities                $   37,273     $      856     $    1,227     $      226     $   38,500     $    1,082
     Foreign governments                             997              2              -              -            997              2
     Mortgage-backed securities                      604             10              -              -            604             10
                                              ----------     ----------     ----------     ----------     ----------     ----------

Total temporarily impaired securities         $   38,874     $      868     $    1,227     $      226     $   40,101     $    1,094
                                              ==========     ==========     ==========     ==========     ==========     ==========

      Unrealized losses primarily relate to corporate debt securities rated BBB or higher and are due to price fluctuations as a result of changes in interest rates. These investments are not considered other-than-temporarily impaired since based on the most recent available information the Company has the ability and intent to hold the investments for a period of time sufficient for a forecasted market price recovery up to or beyond the amortized cost of the investment.

      Realized investment losses on securities deemed to have incurred other-than-temporary declines in fair value were $786, $3,503, and $405 for the years ended December 31, 2003, 2002, and 2001 respectively.

      The amortized cost and estimated fair value of fixed maturity securities at December 31, 2003 by contractual maturity were:

                                                                                                  Estimated
                                                                                 Amortized          Fair
                                                                                    Cost            Value
                                                                                ------------     ------------
Fixed maturity securities:
        Due in one year or less                                                 $     20,935     $     21,123
        Due after one year through five years                                        138,415          141,602
        Due after five years through ten years                                         8,437            8,809
        Due after ten years                                                            8,682            9,267
                                                                                ------------     ------------
                                                                                     176,469          180,801

        Mortgage-backed securities                                                     1,301            1,381
                                                                                ------------     ------------

           Total fixed maturity securities                                      $    177,770     $    182,182
                                                                                ============     ============

      Fixed maturity securities not due at a single maturity date have been included in the preceding table in the year of final maturity. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

      The amortized cost and estimated fair value of fixed maturity securities at December 31, 2003 by rating agency equivalent were:

                                                                                                  Estimated
                                                                                  Amortized         Fair
                                                                                    Cost            Value
                                                                                ------------     ------------
AAA                                                                             $     52,686     $     54,211
AA                                                                                    29,903           30,067
A                                                                                     75,576           78,176
BBB                                                                                   18,211           18,395
Non-investment grade                                                                   1,394            1,333
                                                                                ------------     ------------

       Total fixed maturity securities                                          $    177,770     $    182,182
                                                                                ============     ============

      The Company has recorded certain adjustments to policyholders' account balances in conjunction with unrealized holding gains or losses on investments classified as available-for-sale. The Company adjusts those liabilities as if the unrealized holding gains or losses had actually been realized, with corresponding credits or charges reported in accumulated other comprehensive income, net of taxes. The components of net unrealized gains (losses) included in accumulated other comprehensive income as of December 31 were as follows:

                                                                                    2003             2002
                                                                                ------------     ------------
Assets:
    Fixed maturity securities                                                   $      4,412     $      3,759
    Equity securities                                                                      -             (271)
                                                                                ------------     ------------
                                                                                       4,412            3,488
                                                                                ------------     ------------
Liabilities:
    Policyholders' account balances                                                    2,334            3,198
    Federal income taxes - deferred                                                      727              101
                                                                                ------------     ------------
                                                                                       3,061            3,299
                                                                                ------------     ------------
Stockholder's equity:
    Accumulated other comprehensive income                                      $      1,351     $        189
                                                                                ============     ============

      Proceeds and gross realized investment gains and losses from the sale of available-for-sale securities for the years ended December 31 were:

                                           2003           2002           2001
                                        ----------     ----------     ----------
Proceeds                                $   38,922     $   32,338     $   24,345
Gross realized investment gains              2,485          1,259            223
Gross realized investment losses             1,852          4,417          2,701

      The Company considers fair value at the date of sale to be equal to proceeds received. Proceeds for gross realized investment losses from the sale of available-for-sale securities were $7,903, $12,335 and $8,739 for the years ended December 31, 2003, 2002, and 2001, respectively.

      The Company had investment securities with a carrying value of $959 that were deposited with insurance regulatory authorities at both December 31, 2003 and 2002.

      Excluding investments in U.S. Government and agencies, the Company is not exposed to any significant concentration of credit risk in its fixed maturity securities portfolio.

      Net investment income arose from the following sources for the years ended December 31:

                                                          2003            2002            2001
                                                       ----------      ----------      ----------
Fixed maturity securities                              $    8,589      $    9,131      $    9,929
Equity securities                                             206             855           1,104
Policy loans on insurance contracts                         4,004           4,400           4,440
Cash and cash equivalents                                     221             410             760
Other                                                          52              72               1
                                                       ----------      ----------      ----------

Gross investment income                                    13,072          14,868          16,234
Less investment expenses                                     (297)           (285)           (364)
                                                       ----------      ----------      ----------

Net investment income                                  $   12,775      $   14,583      $   15,870
                                                       ==========      ==========      ==========

      Net realized investment gains (losses), for the years ended December 31 were as follows:

                                                          2003           2002            2001
                                                       ----------     ----------      ----------
Fixed maturity securities                              $      460     $   (3,642)     $   (2,458)
Equity securities                                             173            484             (20)
Cash and cash equivalents                                       -              -               1
                                                       ----------     ----------      ----------

Net realized investment gains (losses)                 $      633     $   (3,158)     $   (2,477)
                                                       ==========     ==========      ==========

NOTE 5. FEDERAL INCOME TAXES

      The following is a reconciliation of the provision for income taxes based on earnings before Federal income taxes, computed using the Federal statutory tax rate, versus the reported provision for income taxes for the years ended December 31:

                                                                              2003            2002            2001
                                                                           ----------      ----------      ----------
Provision for income taxes computed at Federal statutory rate              $    2,123      $    1,286      $    2,722
Increase (decrease) in income taxes resulting from:
        Dividend received deduction                                              (243)           (707)            (78)
           Foreign tax credit                                                    (188)            (12)             17
           Interest adjustments                                                     -               -             832
        Non-deductible fees                                                         -               -              18
                                                                           ----------      ----------      ----------

Federal income tax provision                                               $    1,692      $      567      $    3,511
                                                                           ==========      ==========      ==========

      The Federal statutory rate for each of the three years ended December 31 was 35%.

      The Company provides for deferred income taxes resulting from temporary differences that arise from recording certain transactions in different years for income tax reporting purposes than for financial reporting purposes. The sources of these differences and the tax effect of each are as follows:

                                                                         2003            2002            2001
                                                                      ----------      ----------      ----------
Policyholders' account balances                                       $   (2,308)     $    4,335      $    1,859
Deferred policy acquisition costs                                           (508)           (852)            440
Investment adjustments                                                        (2)            (60)              3
                                                                      ----------      ----------      ----------

Deferred Federal income tax provision (benefit)                       $   (2,818)     $    3,423      $    2,302
                                                                      ==========      ==========      ==========

      Deferred tax assets and liabilities as of December 31 are determined as follows:

                                                                                    2003             2002
                                                                                ------------     ------------
Deferred tax assets:
    Investment adjustments                                                      $      1,446     $      1,444
    Policyholders' account balances                                                      924                -
                                                                                ------------     ------------
           Total deferred tax assets                                                   2,370            1,444
                                                                                ------------     ------------

Deferred tax liabilities:
    Deferred policy acquisition costs                                                  6,341            6,849
    Net unrealized investment gain on investment securities                              727              101
    Policyholders' account balances                                                        -            1,384
                                                                                ------------     ------------
           Total deferred tax liabilities                                              7,068            8,334
                                                                                ------------     ------------

           Net deferred tax liability                                           $      4,698     $      6,890
                                                                                ============     ============

      The Company anticipates that all deferred tax assets will be realized, therefore no valuation allowance has been provided.

NOTE 6. REINSURANCE

      In the normal course of business, the Company seeks to limit its exposure to loss on any single insured life and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under indemnity reinsurance agreements, primarily excess coverage and coinsurance agreements. The maximum amount of mortality risk retained by the Company is approximately $500 on single life policies and joint life policies.

      Indemnity reinsurance agreements do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company regularly evaluates the financial condition of its reinsurers so as to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and funds withheld totaling $124 that can be drawn upon for delinquent reinsurance recoverables.

      As of December 31, 2003, the Company had the following life insurance inforce:

                                                                                       Percentage
                                           Ceded to       Assumed                      of amount
                             Gross          other        from other        Net         assumed to
                             amount       companies      companies        amount          net
                           ----------     ----------     ----------     ----------     ----------
Life insurance
    inforce                $  692,752     $  101,108     $    1,976     $  593,620        0.3%

      The Company was a party to a reinsurance agreement with an unaffiliated insurer, whereby the Company assumed mortality risk, within certain limits, on a block of yearly renewable term life insurance contracts. During 2002, the unaffiliated insurer recaptured this block of business from the Company.

      In addition, the Company seeks to limit its exposure to guaranteed features contained in certain variable annuity contracts. Specifically, the Company reinsures certain guaranteed living and minimum death benefit provisions to the extent reinsurance capacity is available in the marketplace. As of December 31, 2003, 100% and 2% of the account value for variable annuity contracts containing guaranteed living and minimum death benefit provisions, respectively, were reinsured.

NOTE 7. RELATED PARTY TRANSACTIONS

      The Company and MLIG are parties to a service agreement whereby MLIG has agreed to provide certain accounting, data processing, legal, actuarial, management, advertising and other services to the Company. Expenses incurred by MLIG, in relation to this service agreement, are reimbursed by the Company on an allocated cost basis. Charges billed to the Company by MLIG pursuant to the agreement were $3,441, $3,478 and $5,064 for 2003, 2002 and 2001 respectively. Charges attributable to this agreement are included in insurance expenses and taxes, except for investment related expenses, which are included in net investment income. The Company is allocated interest expense on its accounts payable to MLIG that approximates the daily Federal funds rate. Total intercompany interest incurred was $18, $11 and $64 for 2003, 2002 and 2001, respectively. Intercompany interest is included in net investment income.

      The Company and Merrill Lynch Investment Managers, L.P. ("MLIM") are parties to a service agreement whereby MLIM has agreed to provide certain invested asset management services to the Company. The Company pays a fee to MLIM for these services through the MLIG service agreement. Charges attributable to this agreement and allocated to the Company by MLIG were $171, $150 and $145 for 2003, 2002 and 2001, respectively.

      During 2002, MLIG entered into an agreement with Roszel Advisors, LLC ("Roszel"), a subsidiary of MLIG, with respect to administrative services for the MLIG Variable Insurance Trust (`the Trust"). Certain Separate Accounts of the Company may invest in the various mutual fund portfolios of the Trust in connection with variable annuity contracts the Company has inforce. Under this agreement, Roszel pays MLIG an amount equal to a percentage of the assets invested in the Trust through the Separate Accounts. Revenue attributable to this agreement is included in policy charge revenue. The Company received from MLIG its allocable share of such compensation in the amount of $101 and $22 during 2003 and 2002, respectively.

      The Company has a general agency agreement with Merrill Lynch Life Agency Inc. ("MLLA") whereby registered representatives of MLPF&S, who are the Company's licensed insurance agents, solicit applications for contracts to be issued by the Company. MLLA is paid commissions for the contracts sold by such agents. Commissions paid to MLLA were $2,267, $1,902 and $3,910 for 2003, 2002 and 2001, respectively. Substantially all of these commissions were capitalized as deferred policy acquisitions costs and are being amortized in accordance with the policy discussed in Note 1 to the Financial Statements.

      While management believes that the service agreements referenced above are calculated on a reasonable basis, they may not necessarily be indicative of the costs that would have been incurred with an unrelated third party. Affiliated agreements generally contain reciprocal indemnity provisions pertaining to each party's representations and contractual obligations thereunder.

NOTE 8. STOCKHOLDER'S EQUITY AND STATUTORY REGULATIONS

      Notice of intention to declare a dividend must be filed with the New York Superintendent of Insurance who may disallow the payment. The Company filed no dividend requests during 2003, 2002 or 2001.

      Statutory capital and surplus at December 31, 2003 and 2002, was $28,371, and $21,411, respectively. At December 31, 2003 and 2002, approximately $2,617 and $1,921, respectively, of stockholder's equity was available for distribution to MLIG.

      Applicable insurance department regulations require that the Company report its accounts in accordance with statutory accounting practices. Statutory accounting practices differ from principles utilized in these financial statements as follows: policy acquisition costs are expensed as incurred, future policy benefit reserves are established using different actuarial assumptions, provisions for deferred income taxes are limited to temporary differences that will be recognized within one year, and securities are valued on a different basis. The Company's statutory net income (loss) for 2003, 2002 and 2001 was $6,567, ($13,824) and $348, respectively. The statutory net loss incurred during 2002 was primarily due to establishing additional policy benefit reserves required by state insurance regulation.

      The Company's statutory financial statements are presented on the basis of accounting practices prescribed or permitted by the New York Insurance Department. The State of New York has adopted the National Association of Insurance Commissioner's statutory accounting practices as a component of prescribed or permitted practices by the State of New York.

      The National Association of Insurance Commissioners utilizes the Risk Based Capital ("RBC") adequacy monitoring system. The RBC calculates the amount of adjusted capital that a life insurance company should have based upon that company's risk profile. As of December 31, 2003, and 2002, based on the RBC formula, the Company's total adjusted capital level was well in excess of the minimum amount of capital required to avoid regulatory action.

NOTE 9. COMMITMENTS AND CONTINGENCIES

      State insurance laws generally require that all life insurers who are licensed to transact business within a state become members of the state's life insurance guaranty association. These associations have been established for the protection of policyholders from loss (within specified limits) as a result of the insolvency of an insurer. At the time an insolvency occurs, the guaranty association assesses the remaining members of the association an amount sufficient to satisfy the insolvent insurer's policyholder obligations (within specified limits). Based upon the public information available at this time, management believes the Company has no material financial obligations to state guaranty associations.

      In the normal course of business, the Company is subject to various claims and assessments. Management believes the settlement of these matters would not have a material effect on the financial position or results of operations of the Company.

NOTE 10. SEGMENT INFORMATION

      In reporting to management, the Company's operating results are categorized into two business segments: Life Insurance and Annuities. The Company's Life Insurance segment consists of variable life insurance products and interest-sensitive life insurance products. The Company's Annuity segment consists of variable annuities and interest-sensitive annuities. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies. All revenue and expense transactions are recorded at the product level and accumulated at the business segment level for review by management. The "Other" category, presented in the following segment financial information, represents net revenues and earnings on assets that do not support life or annuity contract owner liabilities.

      The following table summarizes each business segment's contribution to the consolidated amounts:

                                                 Life
                2003                           Insurance      Annuities        Other          Total
                                               ----------     ----------     ----------     ----------
Net interest spread (a)                        $      485     $    1,697     $      837     $    3,019
Other revenues                                      7,605          9,416              -         17,021
                                               ----------     ----------     ----------     ----------

Net revenues                                        8,090         11,113            837         20,040
                                               ----------     ----------     ----------     ----------

Policy benefits                                     2,114          1,913              -          4,027
Reinsurance premium ceded                           1,562             15              -          1,577
Amortization of deferred policy
   acquisition costs                                1,632          3,178              -          4,810
Other non-interest expenses                         1,219          2,343              -          3,562
                                               ----------     ----------     ----------     ----------

Total non-interest expenses                         6,527          7,449              -         13,976
                                               ----------     ----------     ----------     ----------

Net earnings before Federal income
    tax provision                                   1,563          3,664            837          6,064
Federal income tax provision                          306          1,093            293          1,692
                                               ----------     ----------     ----------     ----------

Net earnings                                   $    1,257     $    2,571     $      544     $    4,372
                                               ==========     ==========     ==========     ==========

Balance Sheet Information:

Total assets                                   $  397,569     $  831,328     $   22,863     $1,251,760
Deferred policy acquisition costs                  10,179         14,856              -         25,035
Policyholder liabilities and accruals              93,172        127,096              -        220,268
Other policyholder funds                              677          1,437              -          2,114

                                                 Life
                2002                           Insurance      Annuities        Other          Total
                                               ----------     ----------     ----------     ----------
Net interest spread (a)                        $      662     $    2,503     $      808     $    3,973
Other revenues                                      8,440          6,478           (113)        14,805
                                               ----------     ----------     ----------     ----------

Net revenues                                        9,102          8,981            695         18,778
                                               ----------     ----------     ----------     ----------

Policy benefits                                     2,216          2,270              -          4,486
Reinsurance premium ceded                           1,748              -              -          1,748
Amortization of deferred policy
   acquisition costs                                2,163          3,304              -          5,467
Other non-interest expenses                         1,245          2,157              -          3,402
                                               ----------     ----------     ----------     ----------

Total non-interest expenses                         7,372          7,731              -         15,103
                                               ----------     ----------     ----------     ----------

Net earnings before Federal income
    tax provision                                   1,730          1,250            695          3,675
Federal income tax provision (benefit)                367            (43)           243            567
                                               ----------     ----------     ----------     ----------

Net earnings                                   $    1,363     $    1,293     $      452     $    3,108
                                               ==========     ==========     ==========     ==========

Balance Sheet Information:

Total assets                                   $  390,290     $  725,557     $   13,462     $1,129,309
Deferred policy acquisition costs                  11,760         15,762              -         27,522
Policyholder liabilities and accruals              99,271        136,926              -        236,197
Other policyholder funds                              588            199              -            787

                                                 Life
                2001                           Insurance      Annuities        Other          Total
                                               ----------     ----------     ----------     ----------
Net interest spread (a)                        $    1,311     $    2,638     $      996     $    4,945
Other revenues                                      9,028          7,210              8         16,246
                                               ----------     ----------     ----------     ----------

Net revenues                                       10,339          9,848          1,004         21,191
                                               ----------     ----------     ----------     ----------

Policy benefits                                     1,322          1,728              -          3,050
Reinsurance premium ceded                           1,947              -              -          1,947
Amortization of deferred policy
   acquisition costs                                2,018          1,482              -          3,500
Other non-interest expenses                         2,094          2,827              -          4,921
                                               ----------     ----------     ----------     ----------

Total non-interest expenses                         7,381          6,037              -         13,418
                                               ----------     ----------     ----------     ----------

Net earnings before Federal income
    tax provision                                   2,958          3,811          1,004          7,773
Federal income tax provision                        1,121          2,039            351          3,511
                                               ----------     ----------     ----------     ----------

Net earnings                                   $    1,837     $    1,772     $      653     $    4,262
                                               ==========     ==========     ==========     ==========

Balance Sheet Information:

Total assets                                   $  452,156     $  828,087     $   21,397     $1,301,640
Deferred policy acquisition costs                  13,847         17,068              -         30,915
Policyholder liabilities and accruals             107,660        127,465              -        235,125
Other policyholder funds                              686            439              -          1,125

(a) Management considers investment income net of interest credited to policyholders' account balances in evaluating results.

The table below summarizes the Company's net revenues by product for 2003, 2002 and 2001:

                                                                   2003           2002            2001
                                                                ----------     ----------      ----------
Life Insurance
               Variable life                                    $    8,041     $    8,919      $    9,989
               Interest-sensitive whole life                            49            183             350
                                                                ----------     ----------      ----------

               Total Life Insurance                                  8,090          9,102          10,339
                                                                ----------     ----------      ----------

Annuities
               Variable annuities                                    9,587          9,782           9,853
               Interest-sensitive annuities                          1,526           (801)             (5)
                                                                ----------     ----------      ----------

               Total Annuities                                      11,113          8,981           9,848
                                                                ----------     ----------      ----------

Other                                                                  837            695           1,004
                                                                ----------     ----------      ----------

Total                                                           $   20,040     $   18,778      $   21,191
                                                                ==========     ==========      ==========

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